UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

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DYNAVAX TECHNOLOGIES CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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PROXY STATEMENT FOR 2004 ANNUAL MEETING OF STOCKHOLDERS
PROPOSAL ONE -- ELECTION OF DIRECTORS
EXECUTIVE OFFICERS AND DIRECTORS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE COMPENSATION AND OTHER INFORMATION
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
EQUITY COMPENSATION PLANS
PRINCIPAL ACCOUNTANT FEES AND SERVICES
STOCKHOLDER PROPOSALS
OTHER MATTERS
Appendix A
CHARTER OF THE AUDIT COMMITTEE
DYNAVAX TECHNOLOGIES CORPORATION
AUTHORITY AND PURPOSE
STATEMENT OF POLICY
COMMITTEE STRUCTURE AND MEMBERSHIP
POWERS
RESPONSIBILITIES

DYNAVAX TECHNOLOGIES CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held June 15, 2004

To the Stockholders of DYNAVAX TECHNOLOGIES CORPORATION:

      NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of Dynavax Technologies Corporation, a Delaware corporation, will be held at the company’s executive offices at 2929 Seventh Street, Suite 130, Berkeley, California, on Tuesday, June 15, 2004, at 10:00 a.m., local time, for the following purposes:

1. Election of Directors. To elect three Class I directors to serve until the 2007 annual meeting of stockholders or until their successors are elected and qualified;

2. Selection of Independent Auditors. To ratify the appointment of Ernst & Young LLP as our independent auditors for the year ending December 31, 2004; and

3. To transact such other business as may properly come before the annual meeting and any adjournment or postponement thereof.

      The foregoing items of business are more fully described in the proxy statement which is attached and made a part hereof.

      Our board of directors has fixed the close of business on April 19, 2004 as the record date for determining the stockholders entitled to notice of and to vote at the annual meeting and any adjournment or postponement thereof.

      Whether or not you expect to attend the annual meeting in person, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope provided to ensure your representation and the presence of a quorum at the annual meeting. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be returned to ensure that all of your shares will be voted. If you send in your proxy card and then decide to attend the annual meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the proxy statement.

By Order of the Board of Directors,

/s/ DINO DINA

Dino Dina, M.D.
Chief Executive Officer,
President and Director

Berkeley, California

May 14, 2004

Mailed to Stockholders
on or about May 14, 2004

DYNAVAX TECHNOLOGIES CORPORATION

717 Potter Street, First Floor
Berkeley, California 94710

PROXY STATEMENT
FOR 2004 ANNUAL MEETING OF STOCKHOLDERS

General Information

      This proxy statement is furnished to the stockholders of Dynavax Technologies Corporation, a Delaware corporation, in connection with the solicitation by our board of directors of proxies in the accompanying form for use in voting at the annual meeting of stockholders to be held on Tuesday, June 15, 2004, at 10:00 a.m., local time, at the company’s executive offices at 2929 Seventh Street, Suite 130, Berkeley, California, and any adjournment or postponement thereof. The shares represented by proxies received, properly marked, dated, executed and not revoked will be voted at the annual meeting.

      Our Internet Web site address is www.dynavax.com. Our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act are available free of charge through our Web site as soon as reasonably practicable after they are electronically filed with, or furnished to, the Securities and Exchange Commission. We will also provide the reports in electronic or paper form free of charge upon request. All materials filed by us with the Commission also can be obtained at the Commission’s Public Reference Room at 450 Fifth Street, N.W. Washington, D.C. 20549 or through the Commission’s Web site at www.sec.gov. You may obtain information on the operation of the Public Reference Room by calling 1-800-SEC-0330.

Solicitation, Record Date and Voting Procedures

      The solicitation of proxies will be conducted by mail and we will bear all attendant costs. These costs will include the expense of preparing and mailing proxy materials for the annual meeting and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation material regarding the annual meeting to beneficial owners of our common stock. We may conduct further solicitation personally, telephonically or by facsimile through our officers, directors and regular employees, none of whom will receive additional compensation for assisting with the solicitation.

      The close of business on April 19, 2004 has been fixed as the record date for determining the holders of shares of our common stock entitled to notice of and to vote at the annual meeting. As of the close of business on the record date, we had 24,607,835 shares of common stock outstanding and entitled to vote at the annual meeting. The presence at the annual meeting of a majority of these shares of our common stock, either in person or by proxy, will constitute a quorum for the transaction of business at the annual meeting. An automated system administered by our transfer agent will tabulate votes cast by proxy and a representative of the transfer agent will act as inspector of elections to tabulate votes cast in person at the annual meeting. Each outstanding share of common stock on the record date is entitled to one vote on all matters.

      Under the General Corporation Law of the State of Delaware, an abstaining vote and a broker “non-vote” are counted as present and are, therefore, included for purposes of determining whether a quorum of shares is present at the annual meeting. Abstentions are included in determining the number of shares voted on the proposals submitted to stockholders (other than the election of directors) and will have the same effect as a “no” vote on such proposals. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular matter because the nominee does not have the discretionary voting power with respect to that matter and has not received instructions from the beneficial owner. Broker “non-votes,” and shares as to which proxy authority has been withheld with respect to any matter, are generally not deemed to be entitled to vote for purposes of determining whether stockholders’ approval of that matter has been obtained.

      With respect to our proposal 1 of this proxy statement, the director nominees will be elected by a plurality of the votes of shares of our common stock represented and voted at the annual meeting, and abstentions and broker “non-votes” will have no effect on the outcome of the election of director nominees. With respect to proposal 2 of this proxy statement, the affirmative vote of a majority of shares of our common stock represented and voted at the annual meeting is required for approval. Abstentions will have the same effect as “no” votes on proposal 2, whereas broker “non-votes” will have no effect on such proposals.

The Proxy

      The persons named as proxyholders, Dino Dina and William J. Dawson, were selected by our board of directors and currently serve as our executive officers.

      All shares represented by each properly executed, unrevoked proxy received in time for the annual meeting will be voted in the manner specified therein. If no specification is made on the proxy as to any one or more of the proposals, the common stock represented by the proxy will be voted as to the proposal for which no specification is given as follows: FOR the election of the director nominees named in this proxy statement; FOR the ratification of the selection of Ernst & Young LLP as our independent auditors for the 2004 fiscal year; and, with respect to any other matters that may come before the annual meeting, at the discretion of the proxyholders. We do not presently know of any other business to be conducted at the annual meeting.

Revocability of Proxy

      If the shares of common stock are held in your name, you may revoke your proxy given pursuant to this solicitation at any time before the proxy card is voted by: (i) delivering to us (to the attention of our Secretary), at the address of our principle executive offices, a written notice of revocation or a duly executed proxy bearing a later date, or (ii) attending the annual meeting and voting in person. If your shares are held in “street name,” you should follow the directions provided by your broker regarding how to revoke your proxy. Your attendance at the annual meeting after having executed and delivered a valid proxy card will not in and of itself constitute a revocation of your proxy. You will be required to give oral notice of your intention to vote in person to the inspector of elections at the annual meeting.

PROPOSAL ONE — ELECTION OF DIRECTORS

      Our bylaws authorize the number of directors to be not less than six or more than eleven. The number of directors on our board of directors is currently fixed at seven. The board is divided into three classes: Class I, Class II and Class III. Each director serves a three-year term. The board is currently composed of three Class I directors (Drs. Dina, Carson and Gilbert), whose terms will expire at this annual meeting; two Class II directors (Messrs. Leschly and Bock), whose terms will expire upon the election and qualification of directors at the annual meeting of stockholders to be held in 2005, and two Class III directors (Dr. Oronsky and Mr. Janney), whose term will expire at the annual meeting of stockholders to be held in 2006. At each annual meeting of stockholders, directors will be elected for full terms of three years to succeed those directors whose terms are expiring.

      At this annual meeting, the stockholders will elect three Class I directors. Drs. Dino, Janney and Gilbert have been nominated to serve a three-year term, until the annual meeting of stockholders to be held in 2007, or until their successors are elected or appointed and qualified, or until their earlier resignation or removal. Our board has no reason to believe that any of Drs. Dino, Janney or Gilbert will be unable or unwilling to serve as a nominee or as a director if elected.

Class I Director Nominees

      Dino Dina, M.D. has been our President and a member of our Board of Directors since May 1997 and our Chief Executive Officer since May 1998. From 1982 until he joined us in 1997, Dr. Dina was an employee of Chiron Corporation, a biopharmaceutical company. At Chiron, Dr. Dina held a series of positions with increasing responsibility. He ultimately served as president of Chiron Vaccines (formerly Biocine Company), which he directed from its inception in 1987. Under Dr. Dina’s direction, Chiron Vaccines received the first-ever approval of an adjuvanted influenza vaccine in Italy, successfully completed development of the first genetically engineered pertussis vaccine and conducted clinical trials for vaccines to prevent HIV, herpes simplex type II, cytomegalovirus and hepatitis B infections. The virology group he directed was responsible for several key scientific findings, including the discovery, cloning and sequencing of the hepatitis C virus and the cloning and sequencing of the viral genomes for HIV and hepatitis A viruses. Prior to joining Chiron, Dr. Dina was employed at Albert Einstein College of Medicine in Bronx, New York, as an assistant professor of genetics from 1977 to 1982. He received his M.D. from the University of Genova Medical School in Italy.

      Dennis Carson, M.D. has been a member of our Board of Directors since December 1996. Dr. Carson is a noted researcher in the fields of autoimmune and immunodeficiency diseases and is co-discoverer with Dr. Eyal Raz of the immunostimulatory sequences that form the basis of our technology. He has played key roles in the founding of Vical, Inc., a gene therapy company, IDEC Pharmaceuticals, a biopharmaceutical company, and Triangle Pharmaceuticals. Dr. Carson is director of the Sam and Rose Stein Institute for 50 Research on Aging and has been a professor in the Department of Medicine at the University of California, San Diego since 1995. He received his M.D. from Columbia University and his BA from Haverford College.

      Denise M. Gilbert, Ph.D. was appointed to our Board of Directors in March 2004. Dr. Gilbert is currently an independent consultant and strategic advisor to life science companies. From 2001 to 2002, she served as Chief Executive Officer of Entigen Corporation, a private life science information technology company. From 1995 to 1999, Dr. Gilbert served as Chief Financial Officer and Executive Vice President of Incyte Pharmaceuticals (now Incyte Genomics), and from 1993 to 1995 she was Chief Financial Officer and Executive Vice President of Affymax. From 1986 through 1993 Dr. Gilbert was a Managing Director and senior biotechnology analyst at Smith Barney Harris & Upham and Vice President and biotechnology analyst at Montgomery Securities. Dr. Gilbert is also a Director of a private life science company. Dr. Gilbert holds a B.S. from Cornell University and a Ph.D. in Cell and Developmental Biology from Harvard University.

Director Independence

      Our board of directors has determined that the director nominees, Drs. Carson and Gilbert, are “independent” as that term is defined in Rule 4200 of the listing standards of the National Association of Securities Dealers. Dr. Dina is considered an inside director because he is our President and Chief Executive Officer.

Required Vote

      The nominees will be elected by a plurality of the votes cast. Abstentions and broker non-votes are not counted toward the nominees’ total.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR

THE ELECTION OF THE DIRECTOR NOMINEES NAMED ABOVE.

EXECUTIVE OFFICERS AND DIRECTORS

Executive Officers And Directors

      The following table sets forth certain information with respect to our executive officers and directors as of April 1, 2004:

Name	Age	Position

Dino Dina, M.D.	57	President and Chief Executive Officer and Director
Robert L. Coffman, Ph.D.	57	Vice President and Chief Scientific Officer
William J. Dawson	49	Vice President, Finance & Operations and CFO
Daniel Levitt, M.D., Ph.D.	56	Vice President and Chief Medical Officer
Stephen F. Tuck, Ph.D.	42	Vice President, Biopharmaceutical Development
Gary A. Van Nest, Ph.D.	54	Vice President, Preclinical Research
Daniel S. Janney(1)(2)(3)	38	Chairman of the Board
Louis C. Bock(1)	39	Director
Dennis Carson, M.D.	57	Director
Jan Leschly	63	Director
Arnold L. Oronsky, Ph.D.(2)(3)	63	Director
Denise M. Gilbert, Ph.D.(2)	46	Director

(1)	Member of the compensation committee

(2)	Member of the audit committee

(3)	Member of the nominating committee

      Dino Dina, M.D. See the description provided in the section entitled “Class I Director Nominees.”

      Robert L. Coffman, Ph.D. has been our Vice President and Chief Scientific Officer since December 2000. Dr. Coffman joined Dynavax from the DNAX Research Institute where he had been since 1981, most recently as Distinguished Research Fellow. Prior to that, he was a postdoctoral fellow at Stanford University Medical School. Dr. Coffman has made fundamental discoveries about the regulation of immune responses in allergic and infectious diseases. He shared the William S. Coley Award for Research in Immunology for discovery of the Th1 and Th2 subsets of T lymphocytes, the cells that control most immune responses. Dr. Coffman received his Ph.D. from the University of California, San Diego and his AB from Indiana University.

      William J. Dawson has been our Vice President, Finance & Operations, and Chief Financial Officer since August 2002. From 1998 through 2001, he was corporate senior vice president, business development, for McKesson Corporation, a healthcare services company, where he was responsible for mergers and acquisitions and venture capital investing. He was also acting chief financial officer of iMcKesson, an e-health subsidiary of McKesson with $300 million in revenue. Prior to McKesson, Mr. Dawson was a managing director in corporate finance at Volpe Brown Whelan LLC, an investment banking firm, where he specialized in biopharmaceutical companies. Mr. Dawson serves on the boards of directors of McGrath RentCorp, a public equipment finance company, and Wellington Trust Company, a subsidiary of Wellington Management Company LLC, a private institutional fund management company. Mr. Dawson earned his MBA from Harvard Business School and his AB in mechanical engineering from Stanford University.

      Daniel Levitt, M.D., Ph.D. has been our Vice President and Chief Medical Officer since August 2003 and is responsible for our clinical, regulatory, and medical affairs. From 2002 until he joined us in 2003, Dr. Levitt was chief operating officer and head, research and development at Affymax. From 1996 to 2002, Dr. Levitt was senior vice president, drug development, and then president, research and development, at Protein Design Labs, Inc. Prior to Protein Design Labs, he had a successful and progressive career in scientific management, clinical, and regulatory affairs at Geron, from 1995 to 1996, Sandoz, from 1990 to 1995, and Hoffman-LaRoche, from 1986 to 1990. His academic appointments included Senior Scientist and Associate Director at the Guthrie Research Institute in Sayre, Pennsylvania from 1983 to 1986 and Assistant Professor of Pediatrics and Immunology at the University of Chicago Hospitals and Clinics from 1980 to 1983. He earned his M.D. and Ph.D. in biology from the University of Chicago, completed his residency at Yale-New Haven Hospital, was a clinical and research fellow at the University of Alabama Medical Center from 1977 to 1980 and graduated magna cum laude, Phi Beta Kappa from Brandeis University.

      Stephen F. Tuck, Ph.D. has been our Vice President, Biopharmaceutical Development since November 2000 and previously served as our Senior Director of Biopharmaceutical Development since joining us in November 1997. From 1992 until he joined us in 1997, Dr. Tuck was employed by Chiron Corporation, where he had served in various capacities in the Technical Affairs and Process Development departments. At Chiron, Dr. Tuck was involved in the development of FluadTM, a novel adjuvanted influenza vaccine, various subunit vaccines, adjuvants and protein therapeutics. Prior to joining Chiron, Dr. Tuck was a post-doctoral fellow at Johns Hopkins University School of Medicine and the University of California, San Francisco. He has over 14 years of experience in pharmaceutical chemistry. Dr. Tuck received his Ph.D. and B.Sc. from Imperial College, University of London.

      Gary A. Van Nest, Ph.D. has been our Vice President, Preclinical Research since November 2000 and previously served as our Senior Director of Preclinical Research since joining us in November 1997. From 1985 until he joined us in 1997, Dr. Van Nest was employed by Chiron Corporation, where he served in several positions of increasing responsibility culminating in a position as Acting Head of Vaccine Research. At Chiron, Dr. Van Nest directed the development of novel adjuvants and delivery vehicles for subunit vaccines for herpes, HIV, influenza, hepatitis B virus, hepatitis C virus and cytomegalovirus. Dr. Van Nest has authored over 40 publications. He received his Ph.D. in biochemistry from the University of Arizona and his BA from the University of California, Riverside.

      Daniel S. Janney has been Chairman of our Board of Directors since December 1996. Since 1996, he has been a managing director of Alta Partners, a venture capital firm investing in information technologies and life science companies. Prior to joining Alta Partners, he was a vice president at Montgomery Securities’ health care and biotechnology investment banking group from 1993 to 1996. Previously, Mr. Janney was an Associate at Bankers’ Trust Company in the leveraged buyout/private equity group. In addition to his position as our Chairman of the Board, Mr. Janney also sits on the boards of directors of several private companies. In 1987 he received a BA in History from Georgetown University and in 1991, he received a MBA from the Anderson School at the University of California, Los Angeles.

      Louis C. Bock has been a member of our Board of Directors since December 1999. Mr. Bock has been a managing director with Bank of America Ventures, a venture capital firm, since September 1997. From September 1989 to September 1997, Mr. Bock was employed by Gilead Sciences, a biopharmaceutical company, where he held various positions in research, project management, business development and sales. Prior to joining Gilead, Mr. Bock was a research associate at Genentech, a biopharmaceutical company, from November 1987 to September 1989. Mr. Bock also serves on the Board of Directors of diaDexus and Structural GenomiX and is responsible for investments in Seattle Genetics, Prestwick Pharmaceuticals and Corixa Corporation. He received his MBA from California State University, San Francisco and his BS in biology from California State University, Chico.

      Dennis Carson, M.D. See the description provided in the section entitled “Class I Director Nominees.”

      Jan Leschly is Chairman and Partner at Care Capital. Before founding Care Capital in 2000, Mr. Leschly was Chief Executive of SmithKline Beecham PLC from 1994 to 2000. He joined SmithKline Beecham as Chairman of the Worldwide Pharmaceutical business in 1990 and was elected to the Board of Directors in 1990. Before joining SmithKline Beecham, Mr. Leschly served as President and Chief Operating Officer of Squibb Corporation. He joined Squibb in 1979 as Vice President, Commercial Development and in 1984 he was elected Group Vice President and a member of the Board of Directors with responsibility for the Worldwide Pharmaceuticals Products Group. Prior to this, he worked for seven years with Novo Nordisk, where he served as Executive Vice President and President of the Pharmaceutical Division. Mr. Leschly is a member of the boards of directors of the American Express

Company, Viacom Inc. and the Maersk Group and serves on the International Advisory Board of DaimlerChrysler AG. He is a member of the Business Council and the Emory University Goizueta Business School Dean’s Advisory Council. Before his business career, Mr. Leschly made his name in professional tennis, ranking 10th in the world in 1967. He serves as Chairman of the International Tennis Hall of Fame. Born in Denmark, Mr. Leschly received his MS in pharmacy from the Copenhagen College of Pharmacy and a BS in business administration from the Copenhagen School of Economics and Business Administration.

      Arnold L. Oronsky, Ph.D. has been a member of our Board of Directors since November 1996. Dr. Oronsky is a general partner with InterWest Partners, a venture capital firm. Prior to joining InterWest Partners in 1994, Dr. Oronsky was vice president of discovery research for the Lederle Laboratories division of American Cyanamid, a pharmaceutical company. From 1973 until 1976, Dr. Oronsky was head of the inflammation, allergy and immunology research program at Ciba-Geigy Pharmaceutical Company. Dr. Oronsky also served as a senior lecturer in the Department of Medicine at The Johns Hopkins Medical School. Dr. Oronsky has won numerous grants and awards and has published over 125 scientific articles. Dr. Oronsky serves on the boards of directors of Corixa Corporation, BioTransplant Incorporated and Myogen, Inc., all of which are biopharmaceutical companies. He received his Ph.D. from Columbia University, College of Physicians and Surgeons and his AB from New York University.

      Denise M. Gilbert, Ph.D. See the description provided in the section entitled “Class I Director Nominees.”

Director Independence

      Our board of directors has determined that all non-employee directors of the board, consisting of Messrs. Janney, Bock and Leschly and Drs. Carson, Oronsky and Gilbert, are “independent” as that term is defined in Rule 4200 of the listing standards of the National Association of Securities Dealers. In making this determination, our board of directors considered transactions and relationships between each director or his or her immediate family and the company and our subsidiaries, including those reported in the section below captioned, “Certain Relationships and Related Transactions.” The purpose of this review was to determine whether any such relationships or transactions were material and, therefore, inconsistent with a determination that the director is independent. As a result of this review, our board affirmatively determined, based on its understanding of such transactions and relationships, that all of our non-employee directors are independent of the company and, therefore, a majority of the members of our board is independent, under the standards set forth by the Nasdaq rules.

Compensation Committee Interlocks

      No member of our compensation committee serves as a member of the Board of Directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors or compensation committee.

Relationships Among Directors or Executive Officers

      There are no family relationships among any of our directors or executive officers.

Meetings and Committees of the Board of Directors

      During 2003, our board of directors met 7 times in meetings or telephonically and took no action by unanimous written consent. Mr. Leschly and Dr. Carson attended 5 of the 7 meetings, or fewer than 75%. Commencing in 2004, it is the policy of our board to encourage members of the board to attend the annual stockholder’s meetings. Also commencing in 2004, it is the policy of our board that at the conclusion of each meeting of the board that the independent directors shall meet separately with no members of management present, and that the Chairman of our nominating committee shall act as the chair of such meetings of the independent directors.

          Compensation Committee

      The compensation committee held one meeting in 2003. The compensation committee currently consists of Messrs. Janney and Bock. Our board of directors has determined that all current members of the compensation committee are “independent” as that term is defined in Rule 4200 of the listing standards of the National Association of Securities Dealers. The committee’s functions are to establish and apply our compensation policies with respect to our executive officers. Additional duties and powers of the compensation committee are set forth in its charter, which was adopted and approved in November 2003 and a copy of which is available on our website at http://www.dynavax.com.

          Audit Committee

      The audit committee was established in October 2003, at which time it held its initial meeting. The audit committee currently consists of Drs. Gilbert and Oronsky and Mr. Janney with Dr. Gilbert serving as the chair. The audit committee is directly responsible for the appointment, compensation, retention and oversight of our independent auditors. In addition, the audit committee is responsible for approving the audit and non-audit services performed by our independent auditors and for reviewing and evaluating our accounting principles and our system of internal accounting controls. Additional duties and powers of the audit committee are set forth in its amended and restated charter, which was adopted and approved in April 2004, a copy of which is attached to this proxy statement as Appendix A. The audit committee has also established procedures for (a) the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters, and (b) the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters.

      After considering transactions and relationships between each member of the audit committee or his immediate family and the company and our subsidiaries and reviewing the qualifications of the members of the audit committee, our board of directors has determined that all current members of the audit committee are (1) “independent” as that term is defined in Section 10A of the Exchange Act; (2) “independent” as that term is defined in Rule 4200 of the listing standards of the National Association of Securities Dealers; and (3) financially literate and have the requisite financial sophistication as required by the Nasdaq rules applicable to issuers listed on the Nasdaq National Market. Furthermore, our board of directors has determined that Dr. Gilbert qualifies as an audit committee financial expert, as defined by the applicable rules of the Exchange Act, based on, among other things, Dr. Gilbert’s experience of having served as chief financial officer of two public biotech companies, and that in those capacities she has acquired the relevant experience and expertise and has the attributes set forth in the applicable rules as being required for an audit committee financial expert.

          Nominating Committee

      The nominating committee did not hold any meetings in 2003 as the committee was established in February 2004. The nominating committee consists of Mr. Janney and Dr. Oronsky. Our board of directors has determined that all current members of the nominating committee are “independent” as that term is defined in Rule 4200 of the listing standards of the National Association of Securities Dealers. The nominating committee is to assist the board in all matters relating to the establishment, implementation and monitoring of policies and processes regarding the recruitment and nomination of candidates to the board and committees of the board, and the development, evaluation and monitoring of our corporate governance processes and principles. The committee also is responsible for developing, implementing and monitoring compliance of our code of business conduct and ethics and making recommendations to the board of revisions to the code from time to time as appropriate. Additional duties and powers of the nominating committee are set forth in its charter, which was adopted and approved in February 2004 and a copy of which is available on our website at http://www.dynavax.com.

Qualifications of Directors

      Our board of directors has not established any special qualifications or any minimum criteria for director nominees. In considering candidates for the board, the nominating committee will consider the entirety of each candidate’s credentials. However, as specified in the charter for the nominating committee, the nominating committee shall consider certain qualifications such as the nominee’s personal and professional integrity, ability, judgment, broad experience in business, finance or administration, familiarity with our industry, ability to serve the long-term interests of our stockholders and sufficient time available to devote to our affairs. The nominating committee will also use its best efforts to seek to ensure that the composition of our board of directors at all times adheres to the independence requirements applicable to companies listed on the Nasdaq National Market, as well as other regulatory requirements applicable to us.

Director Nomination Process

      We do not have a formal director nomination process.

          Continuing Directors

      Generally, the nominating committee identifies nominees by first evaluating the current members of the board willing to continue in service. Current members of the board with skills and experience that are relevant to our business and who are willing to continue in service are considered for renomination. The nominating committee will balance the value of continuity of service by existing members of the board with that of obtaining a new perspective.

          New Directors

      Generally, once a need to add a new board member is identified, the nominating committee will initiate a search by working with staff support, seeking input from board members and senior management and hiring a consultant or search firm, if necessary. After a slate of possible candidates is identified, members of the nominating committee, other members of the board and senior management have the opportunity to interview the prospective candidate(s). The remaining members of the board who do not interview the prospective candidate(s) are kept informed of the progress. The nominating committee ultimately recommends the best candidate(s) the committee members determine after the selection process for approval by the full board.

Compensation of Directors

      Each of our directors who joins us beginning in 2004 and who is not the direct or indirect beneficial owner of 1% or more of our stock, which currently includes only Dr. Gilbert, receives the following compensation:

      Cash Compensation. Each such director receives an annual fee of $15,000 for his or her service as a director and an additional annual fee of $2,500 is paid to the chair of our audit committee. Each of these directors also receives $2,000 for each board meeting attended in person and $500 for each board meeting attended by telephone. Each of these directors who is also a member of our audit or compensation committee receives $1,000 for each committee meeting attended in person and $250 for each committee meeting attended by telephone, provided that such committee meeting is held on a day when there is not also a board meeting.

      Equity Compensation. Each such director is automatically granted an option to acquire 16,000 shares of our common stock on the date the director is first elected or appointed to our Board of Directors. These options vest and become exercisable in four equal installments on each anniversary of the grant date. The exercise price per share of these options is equal to the fair market value of our common stock on the date of grant. In addition, upon the date of each annual stockholders’ meeting, each such director who has been a member of our Board of Directors for at least eleven months prior to the date of the stockholders’ meeting will receive an automatic grant of options to acquire 5,000 shares of our common stock. These options will vest and become exercisable in full on the first anniversary of the grant date.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and persons who own more than 10% of our common stock (collectively, “Reporting Persons”) to file initial reports of ownership and changes in ownership of our common stock with the Securities and Exchange Commission. Copies of these reports are also required to be delivered to us.

      We believe, based solely on our review of the copies of such reports received or written representations from certain Reporting Persons, that during the fiscal year ended December 31, 2003, all Reporting Persons complied with all applicable filing requirements.

Communications with the Board

      Our board of directors believes that full and open communication between stockholders and members of our board is in our best interests and the best interests of our stockholders. Stockholders can contact any director or committee of the board by writing to our Secretary, c/o Dynavax Technologies Corporation, 717 Potter Street, First Floor, Berkeley, California 94710. The Secretary will determine the extent to which such stockholder communications should be disseminated to other members of the board and what response, if any, should be made to such communications. Comments or complaints relating to our accounting, internal accounting controls or auditing matters may be referred directly to our audit committee by writing to the Chairman of the audit committee, c/o Dynavax Technologies Corporation, 717 Potter Street, First Floor, Berkeley, California 94710. In view of recently adopted disclosure requirements by the Securities and Exchange Commission related to stockholder communications, the nominating committee may consider development of more specific procedures. Until any other procedures are developed and posted on our web site, any stockholder communication should be directed to the attention of the persons and address noted above.

Stockholder Proposals

      The nominating and corporate governance committee will consider stockholder proposals properly submitted to us, including recommendations of qualified director nominee(s), in accordance with the procedures set forth below. In order to have a proposal considered by the nominating and corporate governance committee for the 2005 annual meeting, a stockholder must submit its proposal and other relevant information in writing to the attention of our Secretary at our principle executive offices no earlier than March 17, 2005 and no later than April 16, 2005. The stockholder must submit the following relevant information: (1) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (2) the name and address, as they appear on our books, of the stockholder proposing such business; (3) the class and number of shares of our common stock which are beneficially owned by the stockholder; (4) any material interest of the stockholder in such business; and (5) any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Exchange Act, in the stockholder’s capacity as a proponent to the proposal.

      With respect to recommendations of director nominee(s), the stockholder must submit the following relevant information in writing to the attention of our Secretary at its principle executive offices no earlier than March 17, 2005 and no later than April 16, 2005: (1) the name, age, business and residence address of the prospective candidate; (2) the principal occupation or employment of the prospective candidate (3) the class and number of shares of our common stock, if any, which are beneficially owned by the prospective candidate; (4) the name and address, as they appear on our books, of the stockholder making the recommendation; (5) the class and number of shares of our common stock which are beneficially owned by the stockholder making the recommendation; and (6) any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Exchange Act. Once the nominating committee receives the stockholder recommendation, it may deliver to the prospective candidate a questionnaire that requests additional information about the candidate’s independence, qualifications and other matters that would assist the nominating committee in evaluating the candidate, as well as certain information that must be disclosed about the candidate in our proxy statement or other regulatory filings, if nominated.

      The nominating committee will not evaluate candidates differently based on who has made the proposal. The committee will consider candidates for the board from any reasonable source, including stockholder recommendations. No consultants or search firms were used for the slate of director nominees at this annual meeting since all directors nominated are for re-election, and, accordingly, no fees have been paid to consultants or search firms in the past fiscal year.

      Greater detail about the submission process for stockholder proposals are set forth in our bylaws, a copy of which may be obtained by making a written request to our Secretary at the address of our principal executive offices.

      We have not received a director nominee recommendation from any stockholder (or group of stockholders) that beneficially owns more than five percent of our common stock.

Code of Business Conduct and Ethics

      Our board of directors adopted a code of business conduct and ethics in December 2003. The code satisfies the requirements under the Sarbanes-Oxley Act of 2002, as well as Nasdaq rules applicable to issuers listed on the Nasdaq National Market. The code, among other things, addresses issues relating to conflicts of interests, including internal reporting of violations and disclosures, and compliance with applicable laws, rules and regulations. The purpose of the code is to deter wrongdoing and to promote, among other things, honest and ethical conduct and to ensure to the greatest possible extent that our business is conducted in a legal and ethical manner. Any waivers to the code with respect to our executive officers and directors may be granted only by the audit committee. Any waivers to the code with respect to the remainder of the employees may be granted by the corporate compliance officer, which is currently our Chief Financial Officer. Any waivers to the code and any amendments to the code applicable to our Chief Executive Officer, Chief Financial Officer, principal accounting officer, controller or persons performing similar functions, will be posted on our web site. Our audit committee has also established procedures for (a) the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters, and (b) the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information known to us with respect to beneficial ownership of our common stock as of April 1, 2004, by (i) each stockholder known to us to own beneficially more than 5% of our common stock; (ii) each of our directors; (iii) our Chief Executive Officer and each of our two other most highly compensated executive officers whose total salary and bonus exceeded $100,000 during the year ended December 31, 2003 (collectively, the “Named Executive Officers”); and (iv) all of our directors and executive officers as a group.

	Number of Shares	Percentage of Shares
Name and Address of Beneficial Owner(1)	Beneficially Owned(2)	Beneficially Owned(3)

5% Stockholders
Sanderling Venture Partners IV, L.P.(4)	2,350,435	9.55%
2730 Sand Hill Road, Suite 200 Menlo Park, CA 94025-7067
Forward Ventures IV, L.P.(5)	1,643,180	6.68%
9393 Towne Centre Drive, Suite 200 San Diego, CA 92121
Alta California Partners, L.P.(6)	1,522,186	6.19%
One Embarcadero Center, Suite 4050 San Francisco, CA 94111
Bank of America Ventures(7)	1,510,519	6.12%
950 Tower Lane, Suite 700 Foster City, CA 94404
InterWest Partners V, L.P.(8)	1,422,186	5.78%
3000 Sand Hill Road Building 3, Suite 225 Menlo Park, CA 94025-7112
CC Dynavax Holdings, L.P.(9)	1,373,333	5.58%
47 Hulfish Street, Suite 310 Princeton, NJ 08542
Executive Officers and Directors
Daniel S. Janney(10)	1,522,186	6.19%
Arnold L. Oronsky(11)	1,413,307	5.74%
Jan Leschly(12)	1,373,333	5.58%
Dennis Carson	468,452	1.90%
Dino Dina, M.D.(13)	405,017	1.64%
Louis C. Bock(14)	213,915	*
Robert L. Coffman, Ph.D.(15)	105,555	*
Gary A. Van Nest, Ph.D.(16)	88,610	*
Stephen F. Tuck, Ph.D. (17)	81,943	*
William J. Dawson (18)	58,333	*
Daniel Levitt, M.D., Ph.D.	16,666	*
Denise M. Gilbert	0	*
All executive officers and directors as a group (12 persons)(19)	5,747,317	23.12%

*	Less than 1%

(1)	Except as otherwise indicated, the address of each of the executive officers and directors is c/o Dynavax Technologies Corporation, 2929 Seventh Street, Suite 130, Berkeley, California 94710.

(2)	To our knowledge, except as set forth in the footnotes to this table, and subject to applicable community property laws, each person named in this table has sole voting and investment power with respect to the shares set forth opposite such person’s name.

(3)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to the securities. Shares of our common stock, subject to options currently exercisable or that will become exercisable within 60 days of April 1, 2004 are deemed outstanding for computing the percentage of the person holding such options, but are not deemed outstanding for computing the percentage of any other person. Percentages are based on 24,607,835 shares of our common stock outstanding as of April 1, 2004.

(4)	Represents 518,227 shares held by Sanderling Venture Partners IV, L.P., 202,174 shares held by Sanderling IV Limited Partnership, 57,494 shares held by Sanderling (Feri Trust) Venture Partners IV, L.P., 201,742 shares held by Sanderling IV Biomedical, L.P., 213,659 shares held by Sanderling IV Biomedical Co-Investment Fund, L.P., 366,111 shares held by Sanderling Venture Partners IV Co-Investment Fund, L.P., 284 shares held by Sanderling IV Ventures Management, 3,595 shares held by Sanderling Ventures Management IV FBO Fred Middleton, 78,673 shares held by Sanderling V Beteiligungs GmbH & Co. KG, 327,808 shares held by Sanderling V Biomedical Co-Investment Fund, L.P., 88,417 shares held by Sanderling V Limited Partnership, 10,460 shares held by Sanderling V Ventures Management, 372 shares held by Sanderling Venture Management IV and 281,419 shares held by Sanderling Venture Partners V Co-Investment Fund, L.P.

(5)	Represents 976,926 shares held by Forward Ventures IV, L.P., 461,555 shares held by Forward Ventures III Institutional Partners, L.P., 121,881 shares held by Forward Ventures III, L.P., and 82,818 shares held by Forward Ventures IV B, L.P.

(6)	Represents 1,356,391 shares held by Alta California Partners, L.P., 35,472 shares held by Alta Embarcadero Partners, LLC, and 130,323 shares held by Alta California Management Partners, L.P.

(7)	Represents 1,212,193 shares held by Bank of America Ventures and 213,915 shares held by BA Venture Partners IV. Also includes a warrant to purchase 84,411 shares held by Banc of America Securities, LLC.

(8)	Represents 1,413,307 shares held by InterWest Partners V, L.P. and 8,879 shares held by InterWest Investors V.

(9)	Represents 647,249 shares held by CC Dynavax Holdings, L.P. 242,718 shares held by CC/ Q Partners, L.P., 479,084 shares held by Care Capital Investments II, L.P., and 4,282 shares held by Care Capital Offshore Investments II, L.P.

(10)	Represents shares held by Alta California Partners, L.P. and its affiliate. Mr. Janney is a vice president of Alta Partners and is a managing director and member of various funds affiliated with Alta Partners. Mr. Janney disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.

(11)	Represents shares held by InterWest Partners V, L.P. Dr. Oronsky is a general partner of the general partner of InterWest Partners V, L.P. Dr. Oronsky disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.

(12)	Includes shares held by CC Dynavax Holdings, L.P. and its affiliates, of which Mr. Leschly is a Partner. Mr. Leschly disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.

(13)	Includes 303,214 shares held by the Dino Dina 1999 Revocable Trust, of which Dr. Dina is trustee, 3,333 shares held by the Stefania Dina Irrevocable Trust, created by Declaration of Trust dated March 2, 2000, of which Dr. Dina is trustee, 3,333 shares held by the Francesco Dina Irrevocable Trust, created by Declaration of Trust dated March 2, 2000, of which Dr. Dina is trustee and 8,333 shares held by the Jordan Moncharmont Irrevocable Trust, created by Declaration of Trust dated March 2, 2000, of which Dr. Dina is trustee, and options to purchase 86,804 shares of common stock exercisable within 60 days of April 1, 2004.

(14)	Represents shares held by BA Venture Partners IV, of which Mr. Bock is a partner. Mr. Bock disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.

(15)	Includes 13,889 shares of common stock subject to repurchase by us as of April 1, 2004, and options to purchase 11,111 shares of common stock exercisable within 60 days of April 1, 2004.

(16)	Includes options to purchase 48,610 shares of common stock exercisable within 60 days of April 1, 2004.

(17)	Includes options to purchase 48,610 shares of common stock exercisable within 60 days of April 1, 2004.

(18)	Includes options to purchase 58,333 shares of common stock exercisable within 60 days of April 1, 2004.

(19)	Includes 13,889 shares of common stock subject to repurchase by us as of April 1, 2004 and options to purchase 253,468 shares of common stock exercisable within 60 days of April 1, 2004.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Executive Compensation

      The following table sets forth information concerning compensation awarded by us during the fiscal years ended December 31, 2003, 2002 and 2001 to our Chief Executive Officer and each of our four most highly compensated executive officers whose total salary, bonus and other compensation exceeded $100,000 during the fiscal year ended December 31, 2003, whom we refer to in this proxy statement as named executive officers. In accordance with the rules of the Securities and Exchange Commission, or the SEC, the compensation described in this table does not include perquisites and other personal benefits received by the executive officers named in the table below that do not exceed the lesser of $50,000 or 10% of the total salary and bonus reported for these named executive officers.

Summary Compensation Table

				Long-Term
				Compensation
		Annual Compensation		Awards

				Securities
				Underlying
Name and Principal Position	Year	Salary	Bonus	Options

Dino Dina, M.D.(3)	2003	$300,000	$120,000	400,000
President and Chief Executive	2002	300,000	105,000	200,000
Officer and Director	2001	275,000	82,500	—
Robert Coffman, Ph.D.	2003	$218,500	$65,550	66,667
Vice President and Chief Scientific	2002	210,000	63,000	—
Officer	2001	200,000	60,000	—
William J. Dawson(1)	2003	$225,000	$45,000	—
Vice President, Finance &	2002	83,654	33,750	133,333
Operations and Chief Financial Officer	2001	—	—	—
Stephen F. Tuck, Ph.D.	2003	$192,600	$57,780	70,000
Vice President, Biopharmaceutical	2002	180,000	54,000	—
Development	2001	165,000	49,500	—
Gary A. Van Nest, Ph.D.	2003	$192,600	$57,780	70,000
Vice President, Preclinical Research	2002	180,000	54,000	—
	2001	165,000	41,250	—

(1)	Mr. Dawson began his employment with us in August 2002.

Option Grants

      The following table sets forth information concerning grants of stock options to each named executive officer during the fiscal year ended December 31, 2003. All of these options were granted under our 1997 equity incentive plan, as amended, at an exercise price equal to the fair value of our common stock at the time of grant, as determined by our Board of Directors. Each option vests over a period of four years and is exercisable immediately. An option that is exercised prior to vesting is subject to a repurchase option in favor of the company in respect of shares that are unvested upon termination of the optionee’s employment, at the per share exercise price. The exercise price may in some cases be paid by delivery of other shares or by offset of the shares subject to options. The percentage of total options set forth below is based on options to purchase an aggregate of shares of common stock granted to employees for the fiscal year ended December 31, 2003. Potential realizable value is based on the initial public offering price of our common stock of $7.50. Potential realizable values are net of exercise price, but before taxes associated with exercise. Amounts representing hypothetical gains are those that could be achieved if options are exercised at the end of the option term. The assumed 5% and 10% rates of stock price appreciation are provided in accordance with rules of the SEC based on the initial public offering price of $7.50 per share and do not represent our estimate or projection of the future stock price.

Option Grants in Last Fiscal Year

					Potential Realizable Value
	Number of				at Assumed Annual Rates
	Securities	% of Total			of Stock Price Appreciation
	Underlying	Options Granted			for Option Term
	Options	to Employees in	Exercise	Expiration
Name	Granted	2003(5)	Price	Date	5%	10%

Dino Dina, M.D.	400,000	48%	$3.00	12/17/2013	$3,686,684	$6,581,227
Robert Coffman, Ph.D.	66,667	8%	$1.50	1/21/2013	$714,451	$1,196,877
William J. Dawson	—	—	—	—	—	—
Stephen F. Tuck, Ph.D.	50,000	6%	$1.50	1/21/2013	$535,835	$897,653
Stephen F. Tuck, Ph.D.	20,000	2%	$3.00	12/17/2013	$184,334	$329,061
Gary A. Van Nest, Ph.D.	50,000	6%	$1.50	1/21/2013	$535,835	$897,653
Gary A. Van Nest, Ph.D.	20,000	2%	$3.00	12/17/2013	$184,334	$329,061

Option Exercises

      The following table sets forth information concerning shares acquired on exercise during the fiscal year ended December 31, 2003 and exercisable and unexercisable stock options held by each named executive officer at the fiscal year ended December 31, 2003. The value realized and the value of unexercised in-the-money options is based on the initial public offering price of $7.50 per share less the per share exercise price, multiplied by the number of shares acquired on exercise and the number of shares underlying the options. All options were granted under our 1997 equity incentive plan, as amended.

Aggregated Option Exercises in 2003 and Fiscal Year-End Option Values

	Aggregate Option		Number of Securities
	Exercises in 2003		Underlying Unexercised			Value of Unexercised
			Options at			In-the-Money Options at
	Shares		December 31, 2003			December 31, 2003(1)
	Acquired on	Value
Name	Exercise	Realized	Exercisable		Unexercisable	Exercisable	Unexercisable

Dino Dina, M.D.	—	—	600,000	(1)	—	$2,700,000	—
Robert Coffman, Ph.D.	11,111	$66,666	55,556	(2)	—	$333,336	—
William J. Dawson	—	—	133,333	(3)	—	$799,998	—
Stephen F. Tuck, Ph.D.	—	—	103,333	(4)	—	$539,999	—
Gary A. Van Nest, Ph.D.	—	—	103,333	(5)	—	$539,999	—

(1)	The shares issuable upon exercise of this option are subject to a repurchase option in favor of the company. As of December 31, 2003, the repurchase option had lapsed as to 48,958 shares and was still in effect as to 551,042 shares.

(2)	The shares issuable upon exercise of this option are subject to a repurchase option in favor of the company. As of December 31, 2003, the repurchase option had lapsed as to 4,167 shares and was still in effect as to 51,389 shares.

(3)	The shares issuable upon exercise of this option are subject to a repurchase option in favor of the company. As of December 31, 2003, the repurchase option had lapsed as to 44,444 shares and was still in effect as to 88,889 shares.

(4)	The shares issuable upon exercise of this option are subject to a repurchase option in favor of the company. As of December 31, 2003, the repurchase option had lapsed as to 37,847 shares and was still in effect as to 65,486 shares.

(5)	The shares issuable upon exercise of this option are subject to a repurchase option in favor of the company. As of December 31, 2003, the repurchase option had lapsed as to 37,847 shares and was still in effect as to 65,486 shares.

Management Continuity and Severance Agreements

      Between August and October 2003, we entered into management continuity and severance agreements with Dr. Dino Dina, our President and Chief Executive Officer, William J. Dawson, our Vice President

and Chief Financial Officer, Robert L. Coffman, Ph.D., our Vice President and Chief Scientific Officer, Dr. Daniel Levitt, M.D., Ph.D., our Vice President and Chief Medical Officer, Stephen F. Tuck, Ph.D., our Vice President of Biopharmaceutical Development and Gary A. Van Nest, Ph.D., our Vice President of Preclinical Research.

      Under Dr. Dina’s management continuity and severance agreement, if he is terminated without cause or is otherwise terminated involuntarily, he is entitled to a severance payment equal to 12 months salary, paid over 12 months in accordance with our payroll practices, 12 months of paid COBRA continuation coverage and an additional 12 months vesting of his options to purchase our stock. In the event of death or disability, the agreement provides that the exercise period of all vested options will be extended to 12 months from the date of termination due to such death or disability. In addition, under the agreement, we agreed to accelerate the vesting of any stock options held by Dr. Dina by two years as of and upon a change in control of our company if he either accepts a position with the successor company or is not offered an executive position with the successor company. If Mr. Dina is terminated within 24 months following such a change in control he is also entitled to an additional severance payment equal to 12 months of his base salary, paid over 12 months in accordance with our payroll practices, plus his target incentive bonus and an additional 12 months of paid COBRA continuation coverage.

      Under the other management continuity and severance agreements, if any of the other executive officers are terminated without cause or are otherwise terminated involuntarily, they are entitled to a lump-sum severance payment equal to six months salary, six months of paid COBRA continuation coverage and an additional six months vesting of their option to purchase our stock. In the event of death or disability, the agreements provide that the exercise period of all vested options will be extended to 12 months from the date of termination due to such death or disability. In addition, under the management continuity and severance agreements, we agreed to accelerate the vesting of any stock options held by any executive officer as of and upon a change in control of our company by two years if the executive officer either accepts a position with the successor company or is not offered an executive position with the successor company. If the executive officer is terminated within 24 months following such a change in control the executive officer is also entitled to an additional lump-sum severance payment equal to 12 months of the executive officer’s base salary plus target incentive bonus and an additional 12 months of paid continued COBRA continuation coverage.

Loans to Executive Officers

      In September 2000, we entered into loan arrangements with Dino Dina, M.D., Stephen F. Tuck, Ph.D. and Gary A. Van Nest, Ph.D., in connection with their purchase of our common stock, for loans in the amount of $190,463, $11,574 and $18,000, respectively. These loans accrue interest at the rate of 6.22% compounded annually and are due upon the earliest to occur of a sale of the underlying common stock, 90 days following the termination of the executive officer’s status as director or employee for any reason other than death or disability, one year following the termination of their status as director or employee due to death or disability and September 15, 2005. As of April 1, 2004, the total outstanding principal and interest for the loans to Dr. Dina, Mr. Tuck and Mr. Van Nest were $235,894, $14,335 and $22,294, respectively.

      In November 2000, we entered into a loan arrangement with Robert L. Coffman, Ph.D., in connection with his purchase of our common stock, for a loan in the amount of $250,000. This loan accrues interest at the rate of 6.01% compounded annually and is due upon the earliest to occur of a sale of the underlying common stock, 90 days following the termination of his status as an employee for any reason other than death or disability, one year following the termination of his status as employee due to death or disability and November 20, 2005. As of April 1, 2004, the total outstanding principal and interest for the loan to Mr. Coffman was $304,240.

      Each of these loans is secured by the underlying common stock purchased by the executive officer.

Employee Benefit Plans

1997 Equity Incentive Plan

      The 1997 equity incentive plan was approved by our Board of Directors and our shareholders in January 1997. As of December 31, 2003, we had a total of 2,481,210 shares of common stock reserved for issuance under the 1997 plan. As of December 31, 2003, options to purchase 802,214 shares of common stock had been exercised, options to purchase 1,331,999 shares of common stock were outstanding and 344,996 shares of common stock remained available for grant. As of December 31, 2003, the outstanding options were exercisable at a weighted average exercise price of approximately $2.45 per share. Outstanding options to purchase an aggregate of 167,555 shares were held by employees and consultants who are not officers or directors of our company.

      Under the 1997 plan, the board was able to grant incentive stock options to employees, including officers and employee directors. Non-qualified stock options, stock bonuses and restricted stock may be granted to employees, directors, and consultants. The Board of Directors or a committee designated by the board administers our 1997 plan, including selecting the persons eligible under our 1997 plan that were granted awards under our 1997 plan, determining the number of shares to be subject to each award, determining the exercise price, if any, of each award and determining the vesting and exercise periods of each award. The exercise price of all incentive stock options granted under our 1997 plan must be at least equal to the fair value of the common stock on the date of grant. The exercise price of all nonstatutory stock options granted under our 1997 plan shall be determined by the board, but in no event may be less than 85% of the fair value on the date of grant. With respect to any participant who owns stock possessing more than 10% of the voting power of all our classes of stock, the exercise price of any incentive stock option or nonstatutory stock option granted must equal at least 110% of the fair value on the grant date and the maximum term of any these options must not exceed five years. The maximum term of an incentive stock option or nonstatutory stock option granted to any participant who does not own stock possessing more than 10% of the voting power of all our classes of stock must not exceed ten years. The purchase price of restricted stock issued under our 1997 plan shall be determined by the board, but in no event may be less than 85% of the fair market value on the date of issuance. With respect to any participant who owns stock possessing more than 10% of the voting power of all our classes of stock, the purchase price of restricted stock must equal at least 100% of the fair market value on the date of issuance. The board may grant stock bonuses under our 1997 plan in consideration for past services rendered to the company or for its benefit.

      If an optionee’s status as an employee, director or consultant terminates for any reason other than death or disability, the optionee may exercise their vested options within the three-month period following the termination, or for such longer period specified in the option agreement. In the event the optionee dies while the optionee is an employee, director or consultant of our company, the options vested as of the date of death may be exercised prior to the earlier of their expiration date or 18 months from the date of the optionee’s death, or for such longer period specified in the option agreement. In the event the optionee becomes disabled while the optionee is an employee, director or consultant of our company, the options vested as of the date of disability may be exercised prior to the earlier of their expiration date or 12 months from the date of the optionee’s disability, or for such longer period specified in the agreement.

      Restricted stock and stock bonuses granted under our 1997 plan may be subject to a repurchase option in our favor upon termination of the holder’s status as an employee, director or consultant. With respect to restricted stock or stock bonuses, if the holder’s status as an employee, director or consultant terminates for any reason, we may repurchase some or all of the unvested shares of restricted stock or stock bonuses from the holder within ninety days following termination of the holder’s employment or relationship as director or consultant, as applicable, or any longer period agreed to by us and the holder of the restricted stock or stock bonus. We may repurchase the unvested shares of restricted stock or stock bonus at a repurchase price equal to the original purchase price paid for the shares of restricted stock or the fair market value of the common stock at the time the stock bonus is granted.

      The type and maximum number of shares available under our 1997 plan, as well as the number and type of shares subject to, and per share exercise or purchase price of, outstanding awards under our 1997 plan will be appropriately adjusted in the event of certain corporate transactions affecting us which do not involve the receipt of consideration by the company.

      In the event of a corporate transaction where the acquiror assumes or replaces awards granted under the 1997 plan, awards issued under the 1997 plan will not be subject to accelerated vesting unless provided otherwise by agreement with the holder of the award. In the event of a corporate transaction where the acquiror does not assume or replace awards granted under the 1997 plan, outstanding awards will become fully vested and if applicable, exercisable, immediately prior to the consummation of the corporate transaction and will terminate upon consummation of the corporate transaction. However, awards that are assumed will automatically become fully vested and, if applicable, exercisable if the holder of the award is terminated by the acquiror without cause or terminates for good reason within 2 years after a corporate transaction.

      Under the 1997 plan, a corporate transaction is defined as:

•	a dissolution, liquidation or sale of all or substantially all of the assets of the company;

•	a merger or consolidation in which our company is not the surviving entity; or

•	a reverse merger in which the company is the surviving corporation but the shares of our common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property.

      The 1997 plan will terminate automatically in 2007 unless terminated earlier by our Board of Directors. The Board of Directors has the authority to amend or terminate the 1997 plan, subject to stockholder approval of some amendments. However, no action may be taken which will adversely affect any option previously granted under the 1997 plan, without the optionee’s consent.

      Upon completion of our initial public offering in February 2004, we have made no further grants under our 1997 plan.

2004 Stock Incentive Plan

      Upon completion of our initial public offering in February 2004, we adopted the 2004 stock incentive plan, which our stockholders approved prior to the completion of the public offering. We have reserved 3,500,000 shares of our common stock for issuance under our stock incentive plan, subject to adjustment for any future stock split, stock dividend or other similar change in our common stock or our capital structure. Commencing on the first business day of each calendar year beginning in 2005, during the term of our 2004 stock incentive plan, the number of shares of stock reserved for issuance under the 2004 stock incentive plan (including issuance as incentive stock options) will be increased annually by a number equal to the lesser of (a) 2% of the total number of shares outstanding as of that date, (b) 400,000 shares, or (c) a lesser number of shares determined by the board.

      Our 2004 stock incentive plan provides for the grant of stock options, restricted stock, stock appreciation rights, dividend equivalent rights, performance units and performance shares, collectively referred to as “awards.” Stock options granted under the 2004 stock incentive plan may be either incentive stock options intended to qualify under the provisions of Section 422 of the Internal Revenue Code, or non-qualified stock options. Incentive stock options may be granted only to employees. Awards other than incentive stock options may be granted to employees, directors and consultants.

      The Board of Directors or a committee designated by the board, referred to as the “plan administrator”, administers our 2004 stock incentive plan, including selecting the optionees, determining the number of shares to be subject to each award, determining the exercise or purchase price of each award and determining the vesting and exercise periods of each award.

      The exercise price of all incentive stock options granted under our 2004 stock incentive plan must be at least equal to 100% of the fair market value of the common stock on the date of grant. If, however, incentive stock options are granted to an employee who owns stock possessing more than 10% of the voting power of all classes of our stock or the stock of any parent or subsidiary of us, the exercise price of any incentive stock option granted must equal at least 110% of the fair market value on the grant date and the maximum term of these incentive stock options must not exceed five years. The maximum term of an incentive stock option granted to any other participant must not exceed ten years. The plan administrator will determine the term and exercise or purchase price of all other awards granted under our 2004 stock incentive plan.

      Under the 2004 stock incentive plan, incentive stock options may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised during the lifetime of the participant only by the participant. Other awards shall be transferable by will or by the laws of descent or distribution and to the extent and in the manner provided in the award agreement to the participant’s immediate family. The 2004 stock incentive plan permits the designation of beneficiaries by holders of awards, including incentive stock options.

      In the event a participant in our 2004 stock incentive plan terminates employment or is terminated by us without cause, any options that have become exercisable prior to the time of termination will remain exercisable for three months from the date of termination (unless a shorter or longer period of time is determined by the plan administrator upon grant of the option). In the event a participant in our 2004 stock incentive plan is terminated by us for cause, any options which have become exercisable prior to the time of termination will immediately terminate. If termination was caused by death or disability, any options which have become exercisable prior to the time of termination, will remain exercisable for twelve months from the date of termination (unless a shorter or longer period of time is determined by the plan administrator upon grant of the option). In no event may a participant exercise the option after the expiration date of the option.

      Awards granted under our 2004 stock incentive plan will automatically become fully vested immediately prior to the consummation of certain corporate events affecting the company if these awards are not assumed or replaced in connection with the corporate event. Awards that are assumed or replaced will not be accelerated. In addition, a grantee’s awards then outstanding will automatically become fully vested if the grantee is terminated without cause or terminates employment for good reason within twelve months after certain corporate events affecting the company.

      Unless terminated sooner, our 2004 stock incentive plan will automatically terminate in 2014. Our Board of Directors has authority to amend or terminate our 2004 stock incentive plan. No amendment or termination of the 2004 stock incentive plan shall adversely affect any rights under awards already granted to a participant unless agreed to by the affected participant. To the extent necessary to comply with applicable provisions of federal securities laws, state corporate and securities laws, the Internal Revenue Code, the rules of any applicable stock exchange or national market system, and the rules of any non-U.S. jurisdiction applicable to awards granted to residents therein, we shall obtain stockholder approval of any such amendment to the 2004 stock incentive plan in such a manner and to such a degree as required.

2004 Non-Employee Director Option Plan

      Our 2004 non-employee director stock option program was adopted as part of the 2004 stock incentive plan and is subject to the terms and conditions of the 2004 stock incentive plan. The 2004 non-employee director stock option program is a discretionary program under the 2004 stock incentive plan and is not subject to stockholder approval. The 2004 non-employee director stock option program became effective in February 2004.

      The purpose of the 2004 non-employee director stock option program will be to enhance our ability to attract and retain the best available non-employee directors, to provide them additional incentives and, therefore, to promote the success of our business.

      The 2004 non-employee director stock option program establishes an automatic option grant program for the grant of awards to non-employee directors. Under this program, each non-employee director first elected or appointed to our Board of Directors following the closing of our initial public offering in February 2004 will automatically be granted an option to acquire 16,000 shares of our common stock on the date the non-employee director is first elected or appointed to our Board of Directors. These options will vest and become exercisable in four equal installments on each anniversary of the grant date. The exercise price per share of an option granted under our 2004 non-employee director stock option program will equal the fair market value of our common stock on the date of grant. One such grant was made to a newly-elected, non-employee director in March 2004. In addition, upon the date of each annual stockholders’ meeting, each non-employee director first elected or appointed to our Board of Directors following the closing of this offering who has been a member of our Board of Directors for at least eleven months prior to the date of the stockholders’ meeting will receive an automatic grant of options to acquire 5,000 shares of our common stock. These options will vest and become exercisable in full on the first anniversary of the grant date. The term of each automatic option grant and the extent to which it will be transferable will be provided in the agreement evidencing the option.

      The 2004 non-employee director stock option program is administered by the board or a committee designated by the board made up of two or more non-employee directors so that such awards would be exempt from Section 16(b) of the Exchange Act, the administrator is referred to as the “program administrator”. Subject to the foregoing terms, the program administrator shall determine the terms and conditions of awards, and construe and interpret the terms of the program and awards granted under the program. Non-employee directors may also be granted additional awards under the 2004 stock incentive plan, subject to the discretion of the administrator of our 2004 stock incentive plan.

      Unless terminated sooner, the 2004 non-employee director stock option program will terminate automatically in 2014 when the 2004 stock incentive plan terminates. Our Board of Directors has the authority to amend, suspend or terminate the 2004 non-employee director stock option program. No amendment or termination of the 2004 non-employee director stock option program shall adversely affect any rights under options already granted to a non-employee director unless agreed to by the affected non-employee director. Under current law, stockholder approval is not required for any amendment of the 2004 non-employee director stock option program.

2004 Employee Stock Purchase Plan

      Upon completion of our initial public offering in February 2004, we adopted our 2004 employee stock purchase plan, which our stockholders approved prior to the completion of the initial public offering. Our 2004 employee stock purchase plan is intended to qualify as an “Employee Stock Purchase Plan” under Section 423 of the Internal Revenue Code. Our 2004 employee stock purchase plan provides our employees with an opportunity to purchase common stock through payroll deductions. An aggregate of 250,000 shares of common stock has been reserved for issuance and is available for purchase under our 2004 employee stock purchase plan, subject to adjustment for a stock split, or any future stock dividend or other similar change in our common stock or our capital structure. Commencing on the first business day of each calendar year beginning in 2005 during the term of our 2004 employee stock purchase plan, the number of shares of stock reserved for issuance under the 2004 employee stock purchase plan will be increased annually by a number equal to the lesser of (a) 1% of the total number of shares outstanding as of that date, (b) 250,000 shares, or (c) a lesser number of shares determined by the board.

      The Board of Directors or a committee designated by the board, referred to as the “plan administrator”, administers our 2004 employee stock purchase plan. All of our employees whose customary employment is for more than five months in any calendar year and more than 20 hours per week are eligible to participate in an offer period under our 2004 employee stock purchase plan and are automatically enrolled in the initial offer period. Employees hired after the consummation of our initial public offering who meet the foregoing requirement will be eligible to participate in an offer period under our 2004 employee stock purchase plan, subject to a 5-day waiting period after hiring. Non-employee directors, consultants, and employees subject to the rules or laws of a foreign jurisdiction that prohibit or make impractical their participation in an employee stock purchase plan are not eligible to participate in our 2004 employee stock purchase plan.

      Our 2004 employee stock purchase plan will designate offer periods, purchase periods and exercise dates. Offer periods will generally be overlapping periods of 24 months. The initial offer period will begin on the effective date of our 2004 employee stock purchase plan, which is the effective date of the registration statement relating to this offering, and will end on February 14, 2006. Additional offer periods will commence each February 15 and August 15. Purchase periods will generally be six-month periods within an offer period, with the initial purchase period commencing on the effective date of the registration statement relating to this offering and ending on August 15, 2004. Thereafter, purchase periods will commence each February 15 and August 15. Exercise dates are the last day of each purchase period. In the event we merge with or into another corporation, sell all or substantially all of our assets, or enter into other transactions in which all of our stockholders before the transaction own less than 40% of the total combined voting power of our outstanding securities following the transaction, the plan administrator may elect to shorten the offer periods then in progress.

      On the first day of each offer period, a participating employee will be granted a purchase right. A purchase right is a form of option to be automatically exercised on the exercise dates within the offer period, during which offer period authorized deductions are to be made from the pay of participants and credited to their accounts under our 2004 employee stock purchase plan. When the purchase right is exercised, the participant’s withheld salary is used to purchase shares of common stock. Participants in the initial offer period will be eligible to purchase shares during the first purchase period through direct payment rather than payroll deductions. The price per share at which shares of common stock are to be purchased under our 2004 employee stock purchase plan during any purchase period is the lesser of:

•	85% of the fair market value of the common stock on the date of the grant of the option, which is the commencement of the offer period; or

•	85% of the fair market value of the common stock on the exercise date, which is the last day of a purchase period.

      The participant’s purchase right is exercised in this manner on each exercise date arising in the offer period. If, on the first day of any purchase period, the fair market value of the common stock is lower than the fair market value of the common stock on the first day of the offer period underlying the purchase period, the original offer period will be terminated, and the participant in the original offer period will be automatically enrolled in a new offer period effective the same date.

      Payroll deductions may range from 1% to 10% in whole percentage increments of a participant’s regular base pay, exclusive of bonuses, overtime, annual awards, other incentive payments, reimbursements or other expense allowances. Except for the first purchase period of the initial offer period, participants may not make direct cash payments to their accounts. The maximum number of shares of common stock that any employee may purchase under our 2004 employee stock purchase plan during a purchase period is 2,500 shares. The Internal Revenue Code imposes additional limitations on the amount of common stock that may be purchased during any calendar year.

      Unless terminated sooner, the 2004 employee stock purchase plan will terminate automatically in 2014. The plan administrator has authority to amend or terminate our 2004 employee stock purchase plan. The plan administrator may terminate any offer period on any exercise date or establish a new exercise date with respect to any offer period then in progress if the plan administrator determines that the termination of the offer period is in the best interests of the Company and its stockholders. To the extent necessary to comply with applicable provisions of federal securities laws, state corporate and securities laws, the Internal Revenue Code, the rules of any applicable stock exchange or national market system, and the rules of any non-U.S. jurisdiction applicable to awards granted to residents therein, we shall obtain stockholder approval of any such amendment to the 2004 employee stock purchase plan in such a manner and to such a degree as required.

401(k) Plan

      In September 1997, we implemented a 401(k) plan covering some of our employees eligible to participate in the 401(k) plan. Under the 401(k) plan, eligible employees may elect to reduce their current compensation up to the prescribed annual limit under the Internal Revenue Code, which is $13,000 in 2004, and contribute these amounts to the 401(k) plan. We may make contributions to the 401(k) plan on behalf of eligible employees. Employees are fully vested in their contributions and contributions we may make under the 401(k) plan immediately. The 401(k) plan is intended to qualify under Section 401 of the Internal Revenue Code so that contributions by employees or by us to the 401(k) plan, and income earned on the 401(k) plan contributions, are not taxable to employees until withdrawn from the 401(k) plan, and so that contributions by us, if any, will be deductible by us when made. The trustee under the 401(k) plan, at the direction of each participant, invests the 401(k) plan employee salary deferrals from among selected investment options. We have not made any matching contributions to the 401(k) plan through December 31, 2003; however, we may make matching contributions to the 401(k) plan in the future. We retain the right to amend or terminate the 401(k) plan at any time.

Compensation Committee Report on Executive Compensation

      Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933 or the Exchange Act of 1934 that might incorporate future filings, including this proxy statement, with the Securities and Exchange Commission, in whole or in part, the following report shall not be deemed to be incorporated by reference into any such filings, nor shall the following report be deemed to be incorporated by reference into any future filings under the Securities Act or the Exchange Act.

      The compensation committee of the Company’s board of directors, which is comprised solely of independent, non-employee board members, has the authority and responsibility to establish the overall compensation strategy for the Company, including salary and bonus levels, administer the Company’s incentive compensation and benefit plans, 401(k) plans, and stock option and purchase plans, and review and make recommendations to the board of directors with respect to the Company’s executive compensation. Messrs. Janney and Bock were the members of the compensation committee in fiscal year 2003.

      Compensation Policy. The Company’s compensation policy, as established by the compensation committee, states that the executive officers’ total annual cash compensation should vary with the performance of the Company and that long-term incentives awarded to such officers should be aligned with the interest of the Company’s stockholders. The Company designed its executive compensation program to attract and retain executive officers who will contribute to the Company’s long-term success, to reward executive officers who contribute to the Company’s financial performance and to link executive officer compensation and stockholder interests through the grant of stock options under the 2004 stock incentive plan.

      Compensation of the Company’s executive officers consists of three principal components: salary, bonus and long-term incentive compensation consisting of stock option grants.

      Salary. The base salaries of the Company’s executive officers are reviewed annually and are set by the compensation committee. When setting base salary levels, in a manner consistent with the compensation committee’s policy outlined above, the committee considers competitive market conditions for executive compensation, the Company’s performance and the performance of the individual executive officer.

      Bonus. For the fiscal year ended December 31, 2003, the compensation committee evaluated the performance of, and set the bonuses payable to, the Chief Executive Officer and the other executive officers of the Company. The performance factors utilized by the compensation committee in determining whether bonuses should be awarded to the Company’s executive officers included the following: (1) the officer’s overall individual performance in his position and his relative contribution to the Company’s performance during the year; and (2) the desire of the board of directors to retain the executive officer in the face of considerable competition for executive talent within the industry. The board of directors or the compensation committee in the future may modify the foregoing criteria or select other performance factors with respect to bonuses paid to executive officers for any given fiscal year.

      Long-term Incentive Compensation. The Company believes that stock option grants (1) align executive officer interests with stockholder interests by creating a direct link between compensation and stockholder return; (2) give executive officers a significant, long-term interest in the Company’s success; and (3) help retain key executive officers in a competitive market for executive talent.

      The 2004 stock incentive plan authorizes the board of directors, or a committee thereof, to grant stock options to employees and consultants of the Company, including the executive officers. Stock option grants are made from time to time to executive officers whose contributions have or will have a significant impact on the Company’s long-term performance. The Company’s determination of whether stock option grants are appropriate is based upon individual performance measures established for each individual on an annual basis. Options are not necessarily granted to each executive officer during each year. Generally, initial option grants to executive officers vest as to 25% of the grant on the first anniversary of the date of grant with the remaining options vesting monthly over the next three years and expire ten years from the date of grant. Any subsequent option grants made to executive officers vest monthly over a four year period and expire ten years form the date of grant. Details on stock options granted to certain executive officers in 2003 are provided in the table entitled “Option Grants in Last Fiscal Year” contained in this proxy statement.

      Compensation of Chief Executive Officer. The board of directors considered the following factors in evaluating the performance of, and setting the bonus compensation for, Dr. Dina, the Company’s Chief Executive Officer and President: (1) the changes in the financial performance of the Company from the prior year, (2) his contribution to an enhanced research and development strategy in response to changing market trends, (3) his contribution to the hiring and retention of top management personnel, and (4) the time and effort that Dr. Dina individually applied in connection with the execution of his duties. The compensation committee believes that the salary, bonus and long-term incentive compensation paid to Dr. Dina for the fiscal year ended December 31, 2003 were appropriate based on the above criteria.

      Compensation Policy Regarding Deductibility. Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to publicly held companies for compensation exceeding $1 million paid to certain of the corporation’s executive officers. The limitation applies only to compensation which is not considered to be performance-based. The 1997 equity incentive plan and the 2004 stock incentive plan are structured so that any compensation deemed paid to an executive officer in connection with the exercise of option grants made under the respective plan will qualify as performance-based compensation which will not be subject to the $1 million limitation. The compensation committee is aware of the limitations imposed by Section 162(m), and the exemptions available therefrom, and will address the issue of deductibility when and if circumstances warrant, and may use such exemptions in addition to the exemption contemplated under the 1997 plan and the 2004 stock incentive plan.

      Submitted by the compensation committee:

Daniel S. Janney
Louis C. Bock

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Dynavax Asia.

      In October 2003, our subsidiary Dynavax Asia Pte. Ltd. sold 15,200,000 ordinary shares at $1.00 per share to eight institutional investors, including 3,000,000 shares to Care Capital Investments II, L.P., an affiliate of CC Dynavax Holdings, L.P. and 2,000,000 shares to Sanderling Venture Partners IV, L.P. and its affiliates. Each of CC Dynavax Holdings, L.P. and Sanderling Ventures beneficially holds more than 5% of our capital stock before the offering. No other investor in Dynavax Asia beneficially holds more than 5% of our capital stock. All of these ordinary shares were exchanged for 2,111,111 shares of our common stock at a conversion price of $7.20 per share upon the closing of our initial public offering in February 2004.

Transactions with Directors, Executive Officers and Affiliates

      We have entered into indemnification agreements with each of our directors and officers. These indemnification agreements require us to indemnify these individuals to the fullest extent permitted by Delaware law.

      All of the transactions set forth above were made at arms-length. We intend that all future transactions between us and our officers, directors, principal stockholders and their affiliates will be approved by a majority of our Board of Directors, including a majority of the independent and disinterested outside directors on our Board of Directors, and will be on terms no less favorable to us than could be obtained from unaffiliated third parties.

EQUITY COMPENSATION PLANS

      The following table sets forth certain information regarding our equity compensation plans as of December 31, 2003.

	(a)	(b)	(c)

Number of
securities
	Number of	Weighted-	remaining available
	securities to be	average exercise	for future issuance
	issued upon	price of	under equity
	exercise of	outstanding	compensation
	outstanding	options,	plans (excluding
	options, warrants	warrants and	securities reflected
Plan category	and rights	rights	in column (a))

Equity compensation plans approved by security holders	1,333,999	$2.45	344,996
Equity compensation plans not approved by security holders	—	—	—
Total	1,333,999	$2.45	344,996

PROPOSAL TWO — RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

      Ernst & Young LLP has been selected by our board of directors to be our independent auditors for the fiscal year ending December 31, 2004. In the event that ratification of this selection of independent auditors is not approved by a majority of shares of common stock voting at the annual meeting in person or by proxy, management will review its future selection of independent auditors.

      A representative of Ernst & Young LLP is expected to be present at the Annual Meeting. The representative will have an opportunity to make a statement and will be able to respond to appropriate questions.

Required Vote

      The affirmative vote of the holders of a majority of the shares of our common stock present or represented at the annual meeting is required to approve the ratification of the selection of Ernst & Young LLP as our independent auditors for fiscal year 2004. Abstentions will have the same effect as “no” votes on this proposal, whereas broker “non-votes” will have no effect.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF

THE SELECTION OF ERNST & YOUNG LLP.

Report of the Audit Committee of The Board of Directors

      Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933, or the Exchange Act of 1934, that might incorporate future filings, including this proxy statement, with the Securities and Exchange Commission, in whole or in part, the following report shall not be deemed to be incorporated by reference into any such filings, nor shall the following report be deemed to be incorporated by reference into any future filings under the Securities Act or the Exchange Act.

      The audit committee is directly responsible for the appointment, compensation, retention and oversight of the Company’s independent auditors. Additionally, the audit committee must approve all audit and non-audit services performed by the Company’s independent auditors. Furthermore, the audit committee is responsible for reviewing and evaluating the Company’s accounting principles and the Company’s system of internal accounting controls. Management is responsible for the financial reporting process, including the system of internal controls, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States. Ernst & Young LLP, the Company’s independent auditors, are responsible for auditing those financial statements. However, the members of the audit committee are not professionally engaged in the practice of accounting or auditing and are not experts in the fields of accounting or auditing. The audit committee rely, without independent verification, on the information provided to the committee and on the representations made by management and the independent accountants.

      The audit committee hereby reports as follows:

1.	The audit committee has reviewed and discussed the audited financial statements with the Company’s management and the Company’s independent auditors.

2.	The audit committee has discussed with the Company’s independent auditors (a) their judgments as to the quality of the Company’s accounting policies, and (b) the matters required to be discussed with the committee under auditing standards generally accepted in the United States, including Statement on Auditing Standards No. 61, “Communication with Audit Committees.”

3.	The audit committee met with management since its formation to consider the adequacy of the Company’s internal controls and the quality of its financial reporting and discussed these matters with the Company’s independent auditors and with appropriate Company financial personnel and internal auditors.

4.	The audit committee discussed with the Company’s senior management, its independent auditors and its internal auditors the process used for the Company’s Chief Executive Officer and Chief

Financial Officer to make the certifications required by the Securities and Exchange Commission and the Sarbanes-Oxley Act of 2002 in connection with the Annual Report on Form 10-K and other periodic filings with the Commission.

5.	The audit committee has received the written disclosures and the letter from its independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with audit committees). The audit committee considered whether the audit and non-audit services provided by the Company’s independent auditors were compatible with maintaining its independence from the Company. Based on discussions with the Company’s independent auditors, the audit committee determined that the audit and non-audit services provided to the Company by its independent auditors were compatible with maintaining the independence of its independent auditors.

6.	Based on the reviews and discussions referred to in paragraphs (1) through (5) above, the audit committee recommended to the Company’s board of directors, and the board approved, the audited financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003, that was filed with the Securities and Exchange Commission on March 30, 2004.

7.	The audit committee has also recommended the selection of Ernst & Young LLP and, based on the committee’s recommendation, the board of directors has selected Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 31, 2004, subject to stockholder ratification.

      Submitted by the audit committee:

Denise M. Gilbert, Ph.D., chair
Jan Leschly
Arnold L. Oronsky, Ph.D.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

Audit Fees

      Ernst & Young LLP performed services for us in fiscal 2002 and 2003 related to financial statement audit work, Forms S-8 review, tax services, special projects and other ongoing consulting projects. The aggregate fees billed by Ernst & Young LLP in fiscal 2002 and 2003 were as follows:

	2002	2003

Audit Fees(1)	$61,780	$587,500
Audit-Related Fees	—	—
Tax Fees(2)	$9,600	$10,560
All Other Fees(3)	—	$1,680

(1)	Audit fees include fees for the audit of our consolidated financial statements and interim reviews of our quarterly financial statements, registration statements and consents and other services related to SEC matters.

(2)	Tax fees represent fees for professional services provided in connection with the preparation of our federal and state tax returns and advisory services for other tax compliance matters.

(3)	All other fees represent fees for professional services with respect to review and auditing of our government contracts.

Audit and Non-Audit Services Pre-Approval Policy

      Under the Sarbanes-Oxley Act of 2002, all audit and non-audit services performed by Ernst & Young LLP, our independent auditors, must be approved in advance by the audit committee to assure that such services do not impair the auditors’ independence from the company. In April 2004, the audit committee adopted an audit and non-audit services pre-approval policy which sets forth the procedures and conditions pursuant to which audit and non-audit services to be performed by the independent auditors are to be pre-approved. Pursuant to the policy, certain services or category of services described in detail in the policy may be pre-approved generally on an annual basis together with pre-approved maximum fee levels for such services. The services eligible for annual pre-approval consist of audit services, audit-related services, tax services and other services. If not pre-approved on an annual basis, proposed services must otherwise be separately approved prior to being performed by the independent auditors. The audit committee may also pre-approve particular services on a case-by-case basis. In addition, any services that receive annual pre-approval but exceed the pre-approved maximum fee level also will require separate approval by the audit committee prior to being performed. The audit committee may delegate authority to pre-approve audit and non-audit services to any member of the audit committee, but may not delegate such authority to management. Our independent auditors and Director of Finance are required to periodically report to the audit committee regarding the extent of services provided by the independent auditors in accordance with the pre-approval policy and the fees for the services performed to date.

      Since the pre-approval policy was not established until April 2004, the audit committee specifically approved all audit and non-audit services prior to them being performed by the independent auditors in fiscal 2003.

STOCKHOLDER PROPOSALS

      Requirements for Stockholder Proposals to Be Brought Before an Annual Meeting. To be considered for presentation to the annual meeting of our stockholders to be held in 2005, a stockholder proposal must be received by our Secretary at Dynavax Technologies Corporation, 2929 Seventh Street, Suite 130, Berkeley, California 94710, no earlier than March 17, 2005 and no later than April 16, 2005.

      Requirements for Stockholder Proposals to Be Considered for Inclusion in our Proxy Materials. Stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act and intended to be presented at the annual meeting of our stockholders to be held in 2005 must be received by our Secretary at Dynavax Technologies Corporation, 2929 Seventh Street, Suite 130, Berkeley, California 94710, no earlier than March 17, 2005 and no later than April 16, 2005 in order to be considered for inclusion in our proxy materials for that meeting.

      Discretionary Authority. The proxies to be solicited by our board of directors for the 2005 annual meeting will confer discretionary authority on the proxyholders to vote on any stockholder proposal presented at such annual meeting if we fail to receive notice of such stockholder’s proposal for the meeting by February 14, 2005.

OTHER MATTERS

Annual Report

      Our annual report for the fiscal year ended December 31, 2003 has been mailed concurrently with the mailing of these proxy materials to all stockholders entitled to notice of, and to vote at, the annual meeting.

Form 10-K

      Our annual report on Form 10-K for the fiscal year ended December 31, 2003 is included in the annual report for the fiscal year ended December 31, 2003, which is mailed concurrently with the mailing of these proxy materials. Upon written request to our Secretary at the address of our principal executive offices, the exhibits set forth on the exhibit index of the Form 10-K may be made available at a reasonable charge.

Householding of Annual Meeting Materials

      In December 2000, the Securities and Exchange Commission adopted new rules that permit us to send a single set of annual reports and proxy statements to any household at which two or more stockholders reside if we believe they are members of the same family. Each stockholder will continue to receive a separate proxy card. However, upon written request to our Secretary at the address of our principal executive offices, you may revoke your decision to household, and we will deliver a separate copy of the annual report or proxy statement, as applicable, to you at the shared address within 30 days of your request.

      A number of brokerage firms have already instituted householding. If your family has multiple accounts of our stock, you may have received householding notification from your broker. Please contact your broker directly if you have questions, require additional copies of the proxy statement or annual report, or wish to revoke your decision to household, and thereby receive multiple reports.

Other Matters

      Our board of directors knows of no other business which will be presented at the annual meeting. If any other business is properly brought before the annual meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgments of the proxyholders.

      It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to mark, date, execute and promptly return the accompanying proxy card in the enclosed envelope.

By Order of the Board of Directors,

/s/ DINO DINA

Dino Dina, M.D.
Chief Executive Officer, President and Director

May 14, 2004
Berkeley, California

Appendix A

CHARTER OF THE AUDIT COMMITTEE

DYNAVAX TECHNOLOGIES CORPORATION

AUTHORITY AND PURPOSE

      The Audit Committee of Dynavax Technologies Corporation (the “Corporation”) is appointed by the Corporation’s Board of Directors (the “Board”) to oversee the financial reporting processes of the Corporation and audits of the financial statements of the Corporation. The Audit Committee (the “Committee”) shall undertake those specific duties and responsibilities listed below and such other duties as the Board shall from time to time prescribe. All powers of the Committee are subject to the restrictions designated in the Corporation’s Bylaws and applicable law.

STATEMENT OF POLICY

      The Committee shall oversee the accounting and financial reporting processes of the Corporation and audits of the financial statements of the Corporation. In so doing, the Committee shall endeavor to maintain free and open means of communication between the directors, the independent auditors and the financial management of the Corporation. In addition, the Committee shall review the policies and procedures adopted by the Corporation to fulfill its responsibilities regarding the fair and accurate presentation of financial statements in accordance with generally accepted accounting principles and applicable rules and regulations of the Securities and Exchange Commission and the National Association of Securities Dealers (the “NASD”) applicable to Nasdaq listed issuers.

COMMITTEE STRUCTURE AND MEMBERSHIP

      The Committee shall be comprised of three or more directors, as determined by the Board. The Committee members shall be designated by the Board and shall serve at the discretion of the Board.

      Each member of the Committee shall be an independent director. For purposes hereof, an “independent director” shall be one:

1.	who accepts no consulting, advisory or other compensatory fee from the Corporation other than in his or her capacity as a member of the Committee, the Board or any other committee of the Board or is not otherwise an affiliated person of the Corporation, and

2.	who is not affiliated with the Corporation or any subsidiary of the Corporation, apart from his or her capacity as a member of the board and any board committee.

      A member of the Committee may serve as an “audit committee financial expert,” as defined by Item 401(h) of Regulation S-K, having (i) an understanding of generally accepted accounting principles and financial statements, (ii) the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves, (iii) experience preparing, auditing, analyzing or evaluating financial statements that present the breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the Corporation’s financial statements (or experience actively supervising one or more persons engaged in such activities), (iv) an understanding on internal controls and procedures for financial reporting and (v) an understanding of audit committee functions.

      Each member of the Committee shall be able to read and understand fundamental financial statements in accordance with the rules of the National Association of Securities Dealers (the “NASD”) applicable to Nasdaq listed issuers. At least one member shall have past employment experience in finance or accounting, requisite professional certification in accounting or other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

POWERS

      The Committee shall have the power to conduct or authorize investigations into any matters within the Committee’s scope of responsibilities. The Committee shall be empowered to engage independent counsel, accounting or other consultants and advisors it determines necessary to carry out its duties.

      While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits, accounting reviews or to determine that the Corporation’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Management is responsible for the financial reporting process including its system of internal controls and the preparation of the financial statements in accordance with generally accepted accounting principles. Dynavax’s independent auditor is responsible for auditing those financial statements. The Committee monitors and reviews these processes. The Board and the Committee are in place to represent the Corporation’s stockholders. Accordingly, the independent auditor is ultimately accountable to the Board and the Committee.

RESPONSIBILITIES

      The Committee’s policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the Board and the Corporation’s stockholders that the corporate accounting and reporting practices of the Corporation are in accordance with all requirements and are of the highest quality.

      In meeting its responsibilities, the Committee is expected to:

1. With respect to the Corporation’s independent auditors:

a. The Committee is responsible for the appointment, compensation and oversight of the work of the Corporation’s independent auditors. The Committee shall annually evaluate and if necessary request the replacement of rotation of the independent auditor.

b. The Committee shall preapprove all auditing services (including the provision of comfort letters) and non-audit services provided by the independent auditors to the Corporation, other than as may be allowed by applicable law. The Committee may delegate to one or more designated Committee members the authority to grant preapprovals required by the foregoing sentence. The decisions of any Committee member to whom authority is delegated hereunder shall be presented to the Committee at each of its scheduled meetings. The independent auditors shall be ultimately accountable to the Board and to the Committee as representatives of the Corporation’s stockholders.

c. The audit committee shall review the independence of the independent auditors, including a review of non-audit services, and related fees, provided by the independent auditors and discuss on a periodic basis whether such services are compatible with the auditor’s independence. The Committee shall request that the independent auditors at least annually provide a formal written statement delineating all relationships between the independent auditors and the Corporation consistent with the rules of the NASD applicable to Nasdaq listed issuers and request information from the independent auditors and management to determine the presence or absence of a conflict of interest. The Committee shall actively engage the auditors in a dialogue with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditors. The Committee shall take, or recommend that the full Board take, appropriate action to oversee the independence of the auditors.

d. Meet with the independent auditor to review the planning and staffing of the annual audit, including matters relating to the conduct of the audit.

e. Review with the independent auditor any problems or difficulties the auditor may have encountered during the annual audit. Such review should include:

(i) any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information, and any disagreements with management;

(ii) any changes required in the planned scope of the internal audit; and

(iii) other matters related to the conduct of the audit, which are to be communicated to the Committee under generally accepted auditing standards.

f. Review with the independent auditor and management any management letter provided by the independent auditor and the Company’s response to that letter including:

(i) any suggested improvements to the procedures or practices employed by the Corporation as reported in the management letter; and

(ii) comments of management regarding the responsiveness of the independent auditors to the Company’s needs.

g. The Committee shall obtain from the independent auditor assurance that it has complied with Section 10A of the Securities Exchange Act of 1934.

2. With respect to financial statements and filings:

a. Review and discuss the audited financial statements, the related Notes and Management’s Discussion and Analysis with management and the independent auditors prior to their inclusion in the Corporation’s Annual Report in Form 10-K. Make a recommendation to the Board whether or not the audited financial statements should be included in the Corporation’s Annual Report on Form 10-K.

b. Review any interim financial statements to be included in Form 10-Q with management and the independent auditors including any changes in accounting policies that may have occurred during the period.

3. If the Committee determines that it is appropriate, with such assistance from the independent auditors, and/or management, as the Committee shall request, the Committee shall:

a. Consult with the independent auditors and discuss with the Corporation’s management the adequacy of internal accounting and financial reporting controls.

b. Investigate, review and report to the Board the propriety and ethical implications of any transactions, as reported or disclosed to the Committee by management, the independent auditors, employees, officers, members of the Board or otherwise, between (a) Dynavax and (b) any employee, officer or member of the Board of Dynavax, or any affiliates of the foregoing.

c. Review with management and the independent auditors the effect or potential effect of any regulatory regime, accounting initiatives or off-balance sheet structures on the Company’s financial statements.

d. Review with management and the independent auditors any correspondence with regulators or governmental agencies and any employee complaints or published reports that raise material issues regarding the Corporation’s financial statements or accounting policies.

e. Meet at least quarterly with the chief financial officer, the senior internal accounting officer and the independent auditor, and annually with each of them in separate executive sessions.

f. Meet periodically with management to review Dynavax’s major financial risk exposures and the steps management has taken to monitor and control such expenses.

g. Satisfy itself, by obtaining reports from management, the senior internal accounting officer and the independent auditor that Dynavax’s subsidiary/ foreign affiliated entities are in conformity with applicable legal requirements, including disclosures of insider and affiliated party transactions.

4. Discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as modified or supplemented.

5. Establish procedures for (a) the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters and (b) the confidential, anonymous submission by the Corporation’s employees of concerns regarding questionable accounting or auditing matters.

6. Review and assess the adequacy of the Charter annually, if necessary propose amendments or revisions and submit to the Board of Directors for approval.

7. Prepare a report in the Corporation’s proxy statement in accordance with SEC requirements.

THIS PROXY IS SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS OF DYNAVAX TECHNOLOGIES CORPORATION
FOR THE 2004 ANNUAL MEETING OF STOCKHOLDERS

June 15, 2004

     The undersigned stockholder of DYNAVAX TECHNOLOGIES CORPORATION, a Delaware corporation (the “Company”), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated May 14, 2004, the Company’s Annual Report for the year ended December 31, 2003 and the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 and hereby appoints Dino Dina and William J. Dawson, or either of them, proxies, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2004 Annual Meeting of Stockholders of the Company to be held on June 15, 2004 at 10:00 a.m., local time, at the company’s executive offices at 2929 Seventh Street, Suite 130, Berkeley, California, and at any postponement or adjournment thereof, and to vote all shares of common stock of the Company which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below.

     THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR (1) THE ELECTION OF THE DIRECTORS, AND (2) THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

     1. ELECTION OF THE DIRECTORS:

FOR the nominees listed below	WITHHOLD AUTHORITY to vote for
(except as indicated)	the nominees listed below

     If you wish to withhold authority to vote for any of the following nominees, strike a line through such nominee’s name listed below.

Dino Dina, M.D.
Dennis Carson, M.D.
Denise M. Gilbert, Ph.D.

     2. PROPOSAL TO RATIFY THE SELECTION OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT AUDITORS FOR FISCAL 2004:

FOR	AGAINST	ABSTAIN

DATED:

(Signature)

(Signature)

This Proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.